Wataire International Received One Million Dollar Financing


WOODLAND HILLS, Calif. - October 18, 2006

Wataire International, Inc., formerly Cimbix Corporation (the "Company") (OTCBB:WTAR), is pleased to announce that it closed a private placement with PT204 Enterprises Ltd. ("PT204") of Kelowna, British Columbia, Canada for one million dollars. As previously announced, the Company has granted PT204 the rights to sell atmospheric water generators under a private label brand. The Company will be using the proceeds to purchase inventory from Wataire Industries Inc. (PINK SHEETS:WTAF) and for general working capital.


Contacts:          Investor Relations, 604-542-5600